Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces June 30, 2022 Financial Results and Declares Third Quarter 2022 Dividend of $0.34 per Share

BOSTON – August 3, 2022 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the second quarter ended June 30, 2022, and that its Board of Directors has declared a dividend of $0.34 per share for the third quarter of 2022.

“We remain focused on executing our strategy of investing in senior secured loans to high-quality middle-market companies, which generated higher net investment income for our shareholders this quarter,” said Michael Ewald, Chief Executive Officer of BCSF. “We believe the Company is well positioned to continue to deliver attractive earnings and shareholder value over the long-term driven by our diversified portfolio of senior secured, floating rate loans and the strength of our capital structure.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.41, as compared to $0.34 for the quarter ended March 31, 2022;

•	Net income per share was $0.27, as compared to $0.52 for the quarter ended March 31, 2022;

•	Net asset value per share as of June 30, 2022 was $17.15, as compared to $17.22 as of March 31, 2022;

•	During the quarter, the Company made new investment fundings of $481.9 million. Sales and repayment activity totaled $332.4 million, resulting in net investment fundings of $149.5 million;

•	Ending debt-to-equity and debt-to-equity (net of cash) ratios were 1.14x and 1.07x, respectively, as compared to 0.99x and 0.89x, respectively, as of March 31, 2022;

•	As of June 30, 2022, the Company had one portfolio company on non-accrual status, representing 1.4% of the total investment portfolio at fair value;

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the third quarter of 2022 payable to stockholders of record as of September 30, 2022(1); and

•	In July, the Company increased the total commitments to its Sumitomo Credit Facility to $485.0 million, up from $300.0 million.

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q2 2022	Q1 2022
Net investment income per share	$0.41	$0.34
Net investment income	$26.7	$21.7
Earnings per share	$0.27	$0.52
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of June 30, 2022	As of March 31, 2022
Total fair value of investments	$2,287.0	$2,154.7
Total assets	$2,426.0	$2,310.6
Total net assets	$1,107.0	$1,111.7
Net asset value per share	$17.15	$17.22

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2022, the Company invested $481.9 million in 50 portfolio companies, including $253.7 million in 11 new companies, $216.8 million in 38 existing companies and $11.4 million in International Senior Loan Program, LLC (“ISLP”). The Company had $332.4 million of principal repayments and sales in the quarter, resulting in net investment fundings of $149.5 million.

For the three months ended June 30, 2022, ISLP invested $74.5 million in six portfolio companies. ISLP had $27.7 million of principal repayments and sales in the quarter. On a net basis, ISLP’s investments in the quarter totaled $46.8 million.

For the three months ended June 30, 2022, SLP invested $82.3 million in 12 portfolio companies. SLP had $17.6 million of principal repayments and sales in the quarter. On a net basis, SLP’s investments in the quarter totaled $64.7 million.

Investment Activity for the Quarter Ended June 30, 2022:

($ in millions)	Q2 2022	Q1 2022
Investment Fundings	$481.9	$371.0
Sales and Repayments	$332.4	$521.0
Net Investment Activity	$149.5	$(150.0)

As of June 30, 2022, the Company’s investment portfolio had a fair value of $2,287.0 million, comprised of investments in 122 portfolio companies operating across 31 different industries.

Investment Portfolio at Fair Value as of June 30, 2022:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$1,632.1	71.4%
Second Lien Senior Secured Loans	95.3	4.2
Subordinated Debt	39.3	1.7
Equity Interest	216.0	9.4
Preferred Equity	75.9	3.3
Warrants	0.5	0.0
Investment Vehicles	227.9	10.0
Subordinated Note in ISLP	142.4	6.2
Equity Interest in ISLP	45.3	2.0
Subordinated Note in SLP	35.8	1.6
Preferred and Equity Interest in SLP	4.4	0.2
Total	$2,287.0	100.0%

As of June 30, 2022, the weighted average yield on the investment portfolio at amortized cost and fair value were 8.5% and 8.8%, respectively, as compared to 7.9% and 8.1%, respectively, as of March 31, 2022.(2) 94.8% of the Company’s debt investments at fair value were in floating rate securities.

As of June 30, 2022, one portfolio company was on non-accrual status, representing 2.2% and 1.4% of the total investment portfolio at amortized cost and fair value, respectively.

As of June 30, 2022, ISLP’s investment portfolio had an aggregate fair value of $541.3 million, comprised of investments in 31 portfolio companies operating across 14 different industries. The investment portfolio on a fair value basis was comprised of 96.4% first lien senior secured loans and 3.6% second lien senior secured loans. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of June 30, 2022, SLP’s investment portfolio had an aggregate fair value of $433.1 million, comprised of investments in 45 portfolio companies operating across 20 different industries.(3) The investment portfolio on a fair value basis was comprised of 95.0% first lien senior secured loans and 5.0% second lien senior secured loans. 100% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended June 30, 2022 and March 31, 2022, total investment income was $52.4 million and $46.0 million, respectively. The increase in investment income was primarily due to an increase in other income and dividend income.

Total expenses (before taxes) for the three months ended June 30, 2022 and March 31, 2022 were $25.6 million and $24.3 million, respectively. The increase was primarily driven by an increase in incentive fees and interest and debt financing expenses.

Net investment income for the three months ended June 30, 2022 and March 31, 2022 was $26.7 million or $0.41 per share and $21.7 million or $0.34 per share, respectively.

During the three months ended June 30, 2022, the Company had net realized and unrealized gains (losses) of $(9.5) million.

Net increase in net assets resulting from operations for the three months ended June 30, 2022 was $17.2 million, or $0.27 per share.

CAPITAL AND LIQUIDITY

As of June 30, 2022, the Company had total principal debt outstanding of $1,256.7 million, including $191.7 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $112.5 million outstanding in the Company’s senior unsecured notes due 2023, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.0 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended June 30, 2022, the weighted average interest rate on debt outstanding was 3.2%, as compared to 2.9% for the three months ended March 31, 2022.

As of June 30, 2022, the Company had cash and cash equivalents (including foreign cash) of $43.0 million, $108.3 million of capacity under its Sumitomo Credit Facility and $50.0 million of capacity under the Revolving Advisor Loan. As of June 30, 2022, the Company had $283.3 million of undrawn investment commitments.

As of June 30, 2022, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.14x and 1.07x, respectively, as compared to 0.99x and 0.89x, respectively, as of March 31, 2022.

Subsequent to quarter-end, the Company increased its total commitments to the Sumitomo Credit Facility from $300.0 million to $485.0 million.

Endnotes

(1)	The third quarter dividend is payable on October 28, 2022 to holders of record as of September 30, 2022.

(2)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(3)	SLP acquired 70% of the member equity interests of the Company’s 2018-1 portfolio (“2018-1”). The Company retained 30% of the 2018-1 membership interests as a non-controlling equity interest.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 4, 2022. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-800-289-0571
•	International: 1-323-794-2093
•	Conference ID: 9543241

All participants will need to reference “Bain Capital Specialty Finance - Second Quarter Ended June 30, 2022 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 11, 2022 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 9543241#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,837,653 and $1,921,970, respectively)	$1,784,423	$1,901,054
Non-controlled/affiliate investment (amortized cost of $124,564 and $100,888, respectively)	151,735	113,290
Controlled affiliate investment (amortized cost of $357,458 and $288,526, respectively)	350,880	274,761
Cash and cash equivalents	38,013	87,443
Foreign cash (cost of $8,902 and $30,877, respectively)	5,003	29,979
Restricted cash and cash equivalents	25,910	86,159
Collateral on forward currency exchange contracts	-	2,815
Deferred financing costs	1,961	2,178
Interest receivable on investments	27,776	19,269
Receivable for sales and paydowns of investments	13,863	30,334
Prepaid Insurance	559	193
Unrealized appreciation on forward currency exchange contracts	15,095	5,321
Dividend receivable	10,826	18,397
Total Assets	$2,426,044	$2,571,193

Liabilities
Debt (net of unamortized debt issuance costs of $12,440 and $15,718, respectively)	$1,244,283	$1,414,982
Interest payable	7,164	7,058
Payable for investments purchased	27,052	7,594
Base management fee payable	8,451	8,792
Incentive fee payable	4,069	4,727
Collateral on forward currency exchange contracts	2,743	-
Accounts payable and accrued expenses	3,317	6,083
Distributions payable	21,951	21,951
Total Liabilities	1,319,030	1,471,187

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	65	65
Paid in capital in excess of par value	1,168,384	1,168,384
Total distributable earnings (loss)	(61,435)	(68,443)
Total Net Assets	1,107,014	1,100,006
Total Liabilities and Total Net assets	$2,426,044	$2,571,193

Net asset value per share	$17.15	$17.04

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30	For the Three Months Ended June 30	For the Six Months Ended June 30	For the Six Months Ended June 30
	2022	2021	2022	2021
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$29,769	$36,706	$64,056	$76,619
Dividend income	-	-	108	-
PIK income	2,375	1,082	4,883	2,062
Other income	7,690	875	8,155	4,331
Total investment income from non-controlled/non-affiliate investments	39,834	38,663	77,202	83,012

Investment income from non-controlled/affiliate investments:
Interest from investments	1,901	477	2,225	900
Dividend income	1,851	-	1,851	-
PIK income	45	1,366	1,449	2,752
Total investment income from non-controlled/affiliate investments	3,797	1,843	5,525	3,652

Investment income from controlled affiliate investments:
Interest from investments	4,214	2,572	7,636	4,209
Dividend income	4,519	2,929	8,012	4,964
PIK income	-	483	-	483
Total investment income from controlled affiliate investments	8,733	5,984	15,648	9,656
Total investment income	52,364	46,490	98,375	96,320

Expenses
Interest and debt financing expenses	11,027	13,017	21,670	24,850
Base management fee	8,451	8,623	16,820	17,320
Incentive fee	4,069	8,042	7,380	14,771
Professional fees	446	714	836	1,673
Directors fees	179	171	354	343
Other general and administrative expenses	1,477	1,241	2,897	2,629
Total expenses before fee waivers	25,649	31,808	49,957	61,586
Base management fee waiver	-	(2,723)	-	(4,837)
Incentive fee waiver	-	(4,519)	-	(4,519)
Total expenses, net of fee waivers	25,649	24,566	49,957	52,230
Net investment income	26,715	21,924	48,418	44,090

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(2,576)	4,845	(1,159)	23,258
Net realized gain (loss) on controlled affiliate investments	-	-	-	(3,237)
Net realized gain (loss) on foreign currency transactions	3,166	1,005	2,678	(2,021)
Net realized gain (loss) on forward currency exchange contracts	2,018	(18,396)	3,261	(21,688)
Net change in unrealized appreciation (depreciation) on foreign currency translation	(2,051)	(65)	(1,705)	322
Net change in unrealized appreciation on forward currency exchange contracts	8,124	16,028	9,775	20,604
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(27,206)	4,426	(32,314)	1,202
Net change in unrealized (depreciation) on non-controlled/affiliate investments	9,102	5,780	14,769	5,407
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(63)	6,886	7,187	6,249
Total net gains	(9,486)	20,509	2,492	30,096

Net increase in net assets resulting from operations	$17,229	$42,433	$50,910	$74,186

Basic and diluted net investment income per common share	$0.41	$0.34	$0.75	$0.68
Basic and diluted increase in net assets resulting from operations per common share	$0.27	$0.66	$0.79	$1.15
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through June 30, 2022, BCSF has invested approximately $5.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com